UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2019 (September 15, 2019)

Alder BioPharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36431	90-0134860
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

11804 North Creek Parkway South

Bothell, Washington 98011

(Address of principal executive offices, including Zip Code)

(425) 205-2900

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALDR	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On September 16, 2019, Alder BioPharmaceuticals, Inc., a Delaware corporation (“Alder”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with H. Lundbeck A/S, a Danish aktieselskab (“Lundbeck”), Lundbeck LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of Lundbeck (“Payor”), and Violet Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of Payor (“Purchaser”).

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Purchaser will commence a tender offer (the “Offer”) no later than September 30, 2019 to acquire all of the outstanding shares of common stock of Alder, $0.0001 par value per share (the “Shares”), at an offer price of (i) $18.00 per Share, net to the seller in cash (the “Closing Amount”), without interest, plus (ii) one (1) contingent value right per share (a “CVR”) which represents the right to receive $2.00 per CVR (the “Milestone Payment”), net to the seller in cash, without interest, at the time provided in the CVR Agreement (as defined below) (the Closing Amount plus one CVR collectively, the “Offer Price”), and subject to any withholding of taxes.

The obligation of Purchaser to purchase Shares tendered in the Offer is subject to the satisfaction or waiver of a number of conditions set forth in Annex I to the Merger Agreement, including (i) that there shall have been validly tendered and not validly withdrawn Shares that, considered together with all other Shares, if any, beneficially owned by Lundbeck and its affiliated entities, represent at least one more Share than 50% of the sum of (A) the total number of Shares outstanding at the time of the expiration of the Offer, plus (B) the total number of Shares that Alder is required to issue upon conversion, settlement, exchange or exercise of all options, warrants, rights or securities for which the holder has, by the time of the expiration of the Offer, elected to convert, settle, exchange or exercise or for which the conversion, settlement, exchange or exercise date has already occurred by the time of the expiration of the Offer (but without duplication) (the “Minimum Condition”); (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and receipt of merger control clearance, or confirmation that no merger control filing is required, from the competition authorities in Austria and Germany (the “Foreign Antitrust Approvals”); and (iii) those other conditions set forth in Annex I to the Merger Agreement (collectively, the “Offer Conditions”).

The Offer will initially expire at one minute after 11:59 p.m. Eastern Time on the date that is twenty (20) business days following the commencement of the Offer, unless otherwise agreed to in writing by Lundbeck and Alder. The expiration date may be extended: (i) if, as of the then-scheduled expiration date, any Offer Condition is not satisfied and has not been waived by Purchaser, Payor or Lundbeck, to the extent waivable by Purchaser, Payor or Lundbeck, Lundbeck, Purchaser and Payor may, in their sole discretion (and without the consent of Alder or any other person), extend the Offer on one or more occasions, for an additional period of up to ten (10) business days per extension, to permit such Offer Condition to be satisfied; (ii) Purchaser will, and Lundbeck will cause Purchaser to, extend the Offer from time to time for: (A) any period required by any applicable securities law, rule or regulation, any interpretation or position of the Securities and Exchange Commission (the “SEC”), the staff thereof or Nasdaq applicable to the Offer; and (B) periods of up to ten (10) business days per extension, until any waiting period (and any extension thereof) applicable to the consummation of the Offer under the HSR Act and any foreign antitrust or competition-related legal requirement shall have expired or been terminated; and (iii) if, as of the then scheduled expiration date, any Offer Condition is not satisfied and has not been waived, at the request of Alder, Purchaser will, and Lundbeck will cause Purchaser to, extend the Offer on one or more occasions for an additional period of up to ten (10) business days per extension, to permit such Offer Condition to be satisfied. In no event will Lundbeck, Payor or Purchaser: (i) be required to extend the Offer beyond the earlier to occur of the valid termination of the Agreement and the End Date (as defined below) (such earlier occurrence, the “Extension Deadline”); (ii) be permitted to extend the Offer beyond the Extension Deadline without the prior written consent of Alder; or (iii) be required to extend the Offer beyond the then-existing expiration date for more than three (3) consecutive additional periods not to exceed an aggregate of thirty (30) business days, with each such period being no less than ten (10) business days unless Alder agrees otherwise, if, as of the applicable expiration date, all of the Offer Conditions are satisfied or have been waived other than the Minimum Condition and conditions which by their nature are to be satisfied at the expiration of the Offer. Subject to the valid termination of the Merger Agreement in compliance with its terms, Purchaser will not terminate the Offer, or permit the Offer to expire, prior to the Extension Deadline without the prior written consent of Alder.

Subject to the satisfaction or waiver by Purchaser, Payor or Lundbeck of the Offer Conditions, Purchaser will (and Lundbeck will cause Purchaser to) (i) promptly (and in any event no later than the first business day after) after the expiration date of the Offer accept for payment all Shares tendered (and not validly withdrawn) pursuant to the Offer (the time of such acceptance, the “Offer Acceptance Time”) and (ii) promptly after the Offer Acceptance Time pay for such Shares.

At or prior to the Offer Acceptance Time, Lundbeck will authorize, execute and deliver the Contingent Value Rights Agreement in the form attached as Annex II to the Merger Agreement (the “CVR Agreement”).

As soon as practicable following the acceptance of Shares pursuant to the Offer and upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with Section 251(h) of the Delaware General Corporation Law, Purchaser will merge with and into Alder, with Alder surviving as a wholly owned subsidiary of Lundbeck (the “Merger”), without a meeting or vote of stockholders of Alder. At the effective time of the Merger (the “Effective Time”), the Shares not purchased pursuant to the Offer (other than Shares held by Alder, Lundbeck, Purchaser, any subsidiary of Lundbeck, or by stockholders of Alder who have perfected their statutory rights of appraisal under Delaware law) will each be converted into the right to receive the Offer Price without interest and subject to any withholding of taxes.

In addition, at the Effective Time, each compensatory option to purchase Shares (a “Company Option”) that is then outstanding and unexercised, whether or not vested and which has a per share exercise price that is less than the Closing Amount (each, an “In the Money Option”), will be cancelled and converted into the right to receive both (i) a cash payment equal to (A) the excess, if any, of (x) the Closing Amount over (y) the exercise price payable per Share under such In the Money Option, multiplied by (B) the total number of Shares subject to such In the Money Option immediately prior to the Effective Time and (ii) one (1) CVR for each Share subject to such In the Money Option immediately prior to the Effective Time.

At the Effective Time, each Company Option other than an In the Money Option that is outstanding and unexercised, whether or not vested (each, an “Out of the Money Option”), will be cancelled and except as described below, be converted into the right to receive a cash payment, if any, from Lundbeck with respect to each Share subject to the Out of the Money Option upon the Milestone Payment Date (as defined below) or such earlier date as may be required to ensure that such cash payment constitutes a short-term deferral under U.S. tax law, equal to the amount by which the sum of the Closing Amount and the amount per Share to be paid at the Milestone Payment Date (as defined below) exceeds the exercise price payable per Share under such Out of the Money Option. No payment will be payable with respect to the Milestone (as defined below) being achieved after December 31, 2024, which is the expiration date under the CVR Agreement. Any Out of the Money Options with an exercise price payable per Share equal to or greater than $20.00 will be cancelled at the Effective Time without any consideration payable therefor.

At the Effective Time, the holder of each time vesting restricted stock unit with respect to Shares (a “Company RSU”), whether or not vested, will be entitled to receive (i) a cash payment equal to the product of (A) the Closing Amount and (B) the number of Shares subject to such Company RSU and (ii) one (1) CVR for each Share subject to such Company RSU immediately prior to the Effective Time.

At the Effective Time, the holder of each performance vesting restricted stock unit with respect to Shares (a “Company PSU”), whether or not vested, will be entitled to receive (i) a cash payment equal to the product of (A) the Closing Amount and (B) the number of Shares subject to such Company PSU immediately prior to the Effective Time (determined at the maximum level of performance) and (ii) one (1) CVR for each Share subject to such Company PSU immediately prior to the Effective Time (determined at the maximum level of performance).

Upon the acceptance of Shares tendered pursuant to the Offer by Purchaser (the “Offer Acceptance Time”), each share of Alder’s Class A-1 Convertible Preferred Stock outstanding immediately prior to the Offer Acceptance Time will be cancelled without any further action on the part of Alder or the holders thereof. In consideration for such cancellation, each holder of shares of Class A-1 Convertible Preferred Stock will automatically receive, for each Share issuable upon conversion of such shares of Class A-1 Convertible Preferred Stock that would have been issuable had such cancelled shares of Class A-1 Convertible Preferred Stock been converted immediately prior to the Offer Acceptance Time, the same Offer Price receivable by holders of Shares promptly after the Offer Acceptance Time, subject to any withholding tax.

At the Offer Acceptance Time, Lundbeck will cause Purchaser to assume each outstanding and unexercised warrant to purchase Class A-1 Convertible Preferred Stock (the “Company Warrant”) on the terms and conditions set forth in each Company Warrant, including the obligation to deliver to the applicable holders of the Company Warrant the same Offer Price receivable by holders of Shares.

The Merger Agreement includes representations, warranties and covenants of the parties customary for a transaction of this nature. Among other things, until the earlier of the termination of the Merger Agreement or the Effective Time, Alder has agreed to operate its business in the ordinary course consistent with past practice and has agreed to certain other operating covenants, as set forth fully in the Merger Agreement. The Merger Agreement also prohibits Alder’s solicitation of proposals relating to alternative transactions and restricts Alder’s ability to furnish information to, or participate in any discussions or negotiations with, any third party with respect to any such transaction, subject to certain limited exceptions.

The Merger Agreement also contains termination provisions for both Alder and Lundbeck and further provides that, upon termination of the Merger Agreement under specified circumstances, including termination by Alder to accept and enter into a definitive agreement with respect to an unsolicited superior offer, Alder will be required to pay a termination fee of $87,000,000 (the “Termination Fee”). A superior offer includes a bona fide written proposal, that has not been withdrawn, pursuant to which, if consummated, a third party would acquire, directly or indirectly, 80% or more of the outstanding Shares or all of the assets of Alder, on terms that the board of directors of Alder in its good faith judgment (after consultation with outside legal counsel and its financial advisors) determines would, if consummated, be more favorable to Alder’s stockholders (solely in their capacity as such) from a financial point of view than the terms of the Offer and the Merger and is reasonably likely to be completed on the terms proposed, taking into account relevant factors, including legal, regulatory, financial, financing aspects (including certainty of the consummation of the transactions). Any termination of the Merger Agreement by Alder in connection with a superior offer is subject to certain conditions, including Alder’s compliance with certain procedures set forth in the Merger Agreement and a determination by the board of directors of Alder that the failure to take such action would be inconsistent with their fiduciary duties to Alder’s stockholders under applicable law, payment of the Termination Fee by Alder and the concurrent execution of a definitive agreement between Alder and such third party.

In addition, either Alder or Lundbeck may terminate the Merger Agreement, at any time prior to the time Purchaser accepts the Shares tendered pursuant to the Offer for payment, if the Merger has not been consummated prior to 11:59 p.m., Eastern Time, on December 31, 2019 (the “End Date”).

Tender and Support Agreement

Concurrently with the execution and delivery of the Merger Agreement, certain stockholders (each a “Tendering Stockholder”) entered into the Tender and Support Agreement (the “Tender Agreement”) with Lundbeck and Purchaser, pursuant to which each Tendering Stockholder agreed, among other things, to tender his, her or its Shares pursuant to the Offer and, if necessary, vote his, her or its Shares (i) for the adoption of the Merger Agreement if required; (ii) against any action or agreement that is intended or would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of Alder contained in the Merger Agreement, or of any Tendering Stockholder contained in the Tender Agreement, or would result in any of the conditions to the Offer or the Merger not being timely satisfied; (iii) against any change in the board of directors of Alder; (iv) against any Acquisition Proposal (as defined in the Merger Agreement); (v) against any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company (other than the Merger); (vi) against any sale, lease, license or transfer of a material amount of the business or assets, or any reorganization, recapitalization or liquidation, of Alder and its subsidiaries; (vii) against any change in the present authorized capitalization of Alder or any amendment or other change to Alder’s certificate of incorporation, bylaws and any other charter and organizational documents, including any amendment that would authorize any additional shares or classes of shares of capital stock or change in any manner the rights and privileges, including voting rights, of any class of Alder’s capital stock; and (viii) against any other plan, proposal, arrangement, action, agreement or transaction involving Alder or its subsidiaries that is intended, or would reasonably be expected, to impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the Offer, the Merger or the other transactions contemplated by the Merger Agreement.

As of September 12, 2019, approximately 9.9% of the outstanding Shares are subject to the Tender Agreement. The Tender Agreement terminates in the event that the Merger Agreement is terminated.

Contingent Value Rights Agreement

At or prior to Offer Acceptance Time, Lundbeck, Payor and a rights agent mutually acceptable to Lundbeck and Alder will enter into the CVR Agreement governing the terms of the CVRs to be received by the Alder’s stockholders. Each holder will be entitled to one (1) CVR for each Share outstanding or underlying each of the In the Money Options, Company RSUs and Company PSUs, in each case, whether or not vested, and Class A-1 Convertible Preferred Stock that (i) the Purchaser accepts for payment from such holder pursuant to the Offer or (ii) is owned by or has been issued to such holder as of immediately prior to the Effective Time and is converted into the right to receive the Offer Price pursuant to the terms of the Merger Agreement. Each holder of the Company Warrant and the Convertible Senior Notes, upon the exercise of conversion thereof, will become entitled to one (1) CVR for each underlying Share of the Company Warrant and Convertible Senior Notes on an as converted basis, in the case of the Convertible Senior Notes solely to the extent cash is not delivered to converting holders in lieu of the CVR. Each holder of Out of the Money Options with an exercise price below $20.00 will receive the right to a cash payment of $20.00 minus the exercise price. The CVRs are not transferable except under certain limited circumstances, will not be evidenced by a certificate or other instrument and will not be registered or listed for trading. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Lundbeck, Purchaser, the Company or any of their affiliates.

Each CVR represents the right to receive the Milestone Payment upon the achievement of the first legally valid approval by the European Commission of a “marketing authorisation application” of any medicinal product for human use containing any Eptinezumab for the prevention, prophylaxis and/or palliation of migraine, which approval relies on the efficacy data and endpoints from the two concluded pivotal studies, PROMISE-1 and PROMISE-2 (the “Milestone”). Such payment will be made on or prior to the date that is twenty (20) business days following the achievement of the Milestone (the “Milestone Payment Date”).

There can be no assurance that the Milestone will be achieved prior to December 31, 2024, and that the resulting payment will be required of Payor.

Additional Information

The foregoing description of the Merger Agreement, the Tender Agreement and the CVR Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement and the Tender Agreement, which are attached as Exhibits 2.1 and 99.1 to this report, and the Form of CVR Agreement, which is attached as Annex II to the Merger Agreement, all of which are incorporated herein by reference.

The Merger Agreement, the Tender Agreement and the CVR Agreement and the foregoing description have been included to provide investors and stockholders with information regarding the terms of these agreements. They are not intended to provide any other factual information about Alder. The representations, warranties and covenants contained in each of these documents were or will be made only as of specified dates for the purposes of such agreement, were (except as expressly set forth therein) solely for the benefit of the parties to such agreements, and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing descriptions, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC. Investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Notice to Investors and Security Holders

The Offer referred to in this Current Report on Form 8-K (the “Current Report”) has not yet commenced. The description contained in this Current Report is neither an offer to purchase nor a solicitation of an offer to sell any securities, nor is it a substitute for the tender offer materials that Lundbeck and Purchaser will file with the SEC. The solicitation and offer to buy Shares will only be made pursuant to an offer to purchase and related tender offer materials. At the time the Offer is commenced, Lundbeck and Purchaser will file a tender offer statement on Schedule TO and thereafter Alder will file a solicitation/recommendation statement on Schedule 14D-9 with the SEC with respect to the Offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WILL CONTAIN IMPORTANT INFORMATION. ANY HOLDERS OF SHARES ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. The offer to purchase, the related letter of transmittal and the solicitation/recommendation statement will be made available for free at the SEC’s website at www.sec.gov. Additional copies may be obtained for free by contacting Lundbeck or Alder. Copies of the documents filed with the SEC by Alder will be available free of charge on Alder’s internet website at http://investor.alderbio.com/financial-information/sec-filings or by contacting Alder’s investor relations contact at +1 (212) 362-1200. Copies of the documents filed with the SEC by Lundbeck can be obtained, when filed, free of charge by directing a request to the Information Agent for the Offer which will be named in the Schedule TO.

In addition to the offer to purchase, the related letter of transmittal and certain other tender offer documents filed by Lundbeck, as well as the solicitation/recommendation statement filed by Alder, Alder will also file annual, quarterly and current reports with the SEC. You may read and copy any reports or other information filed by Lundbeck or Alder at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Alder’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at http://www.sec.gov.

Forward Looking Statements

The information contained in this Current Report is as of September 16, 2019. Alder assumes no obligation to update forward-looking statements contained in this Current Report as the result of new information or future events or developments.

This Current Report contains forward-looking information related to Lundbeck, Alder and the proposed acquisition of Alder by Lundbeck that involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements in this document and the accompanying exhibits include, among other things, statements about the potential benefits of the proposed acquisition, the anticipated contingent value right payment, anticipated royalties, earnings dilution and accretion, and growth, Lundbeck’s and Alder’s plans, objectives, expectations and intentions, the financial condition, results of operations and business of Lundbeck and Alder, Alder’s product pipeline and portfolio assets, Alder’s ability to achieve certain milestones that trigger the contingent value right payment, the anticipated timing of closing of the proposed acquisition and expected plans for financing the proposed acquisition. Risks and uncertainties include, among other things, risks related to the satisfaction or waiver of the conditions to closing the proposed acquisition (including the failure to obtain necessary regulatory approvals) in the anticipated timeframe or at all, including uncertainties as to how many of Alder’s stockholders will tender their shares in the tender offer and the possibility that the acquisition does not close; the possibility that competing offers may be made; risks related to obtaining the requisite consents to the acquisition, including, without limitation, the timing (including possible delays) and receipt of regulatory approvals from various governmental entities (including any conditions, limitations or restrictions placed on these approvals and the risk that one or more governmental entities may deny approval); risks related to the ability to realize the anticipated benefits of the proposed acquisition, including the possibility that the expected benefits and accretion from the proposed acquisition will not be realized or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; disruption from the transaction making it more difficult to maintain business and operational relationships; negative effects of this announcement or the consummation of the proposed acquisition on the market price of Lundbeck’s common stock, Lundbeck’s credit ratings and/or Lundbeck’s operating results; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed acquisition; other business effects, including the effects of industry, market, economic, political or regulatory conditions; future exchange and interest rates; changes in tax and other laws, regulations, rates and policies, including government-mandated price decreases of Lundbeck’s products; future business combinations or disposals; the uncertainties inherent in research and development, including the ability to meet anticipated clinical endpoints, commencement and/or completion dates for clinical trials, regulatory submission dates, regulatory approval dates and/or launch dates, as well as the possibility of unfavorable new clinical data and further analyses of existing clinical data; the uncertainty that the milestones for the CVR payment may not be achieved in the prescribed timeframe or at all; the risk that clinical trial data are subject to differing interpretations and assessments by regulatory authorities; whether regulatory authorities will be satisfied with the design of and results from Lundbeck’s and Alder’s clinical studies; whether and when drug applications may be filed in any jurisdictions for any potential indication for any of Lundbeck’s or Alder’s pipeline assets; whether and when any such applications may be approved by regulatory authorities, which will depend on myriad factors, including making a determination as to whether the product’s benefits outweigh its known risks and determination of the product’s efficacy and, if approved, whether any such products will be commercially successful; decisions by regulatory authorities impacting labeling, manufacturing processes, safety and/or other matters that could affect the availability or commercial potential of any such products; and competitive developments.

A further description of risks and uncertainties relating to Alder can be found in Alder’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and in its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are filed with the SEC and available at www.sec.gov and https://www.alderbio.com/.

These forward-looking statements are based on numerous assumptions and assessments made by Lundbeck and Alder in light of their respective experiences and perceptions of historical trends, current conditions, business strategies, operating environment, future developments and other factors they believe are appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this corporate release could cause Lundbeck’s plans with respect to Alder, actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in the forward-looking statements in this Current Report are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this corporate release are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this corporate release.

Certain assumptions made by Lundbeck are required by Danish Securities Law for full disclosure of material corporate information. Some assumptions, including assumptions relating to sales associated with product that is prescribed for unapproved uses, are made considering past performances of other similar drugs for similar disease states or past performance of the same drug in other regions where the product is currently marketed. It is important to note that although physicians may, as part of their freedom to practice medicine in the U.S., prescribe approved drugs for any use they deem appropriate, including unapproved uses, at Lundbeck, promotion of unapproved uses is strictly prohibited.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 15, 2019, the board of directors adopted an amendment to Alder’s existing Amended and Restated Bylaws (the “Bylaws”) by adding a new Section 48 containing a forum selection provision (the “Amendment”). The Amendment provides that, unless Alder consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of Alder; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, stockholder, employee or agent of Alder to Alder or Alder’s stockholders; (iii) any action asserting a claim against Alder or any director, officer, stockholder, employee or agent of Alder arising out of or relating to any provision of the Delaware General Corporation Law or Alder’s Certificate of Incorporation or Bylaws; or (iv) any action asserting a claim against Alder or any director, officer, stockholder, employee or agent of Alder governed by the internal affairs doctrine of the State of Delaware. In the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein.

This summary is qualified in its entirety by reference to the Amendment to the Bylaws, dated as of September 15, 2019, and filed as Exhibit 3.1 hereto and incorporated by reference herein.

Item 8.01    Other Events.

On September 16, 2019, Alder and Lundbeck issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached to this Current Report as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated September 16, 2019, by and among Alder BioPharmaceuticals, Inc., H. Lundbeck A/S, Lundbeck LLC and Violet Acquisition Corp.*

3.1	Amendment to Alder’s Amended and Restated Bylaws, dated September 15, 2019

99.1	Tender and Support Agreement, by and among Lundbeck, Purchaser and certain stockholders of Alder.

99.2	Joint Press Release, dated September 16, 2019

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alder BioPharmaceuticals, Inc.

By:	/s/ Robert W. Azelby
Robert W. Azelby
President and Chief Executive Officer

Dated: September 16, 2019